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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61853, 333-51790, 333-31548, 333-63802, 333-100727, 333-109179) and in the Registration Statements on Form S-8 (File Nos. 33-58359, 33-60437, 333-10003, 333-33249, 333-83677, 333-51906, 33-30007, 33-68208, 333-33265, 333-10005, 333-33251, 333-83669, 333-33291, 33-21241, 333-55126, 333-42371, 333-81275, 333-87967, 333-81277, 333-83673, 333-64103, 333-83681, 333-51872, 333-52202, 333-66130, 333-70310, 333-76762, 333-76766, 333-76768, 333-76770, 333-100722, 333-90514, 333-90512, 333-90510, 333-64095, 333-106691, 333-106692, 333-111314, 333-116650, 333-116651, 333-116653, 333-114184, 333-125723, 333-125724, 333-125726, 333-139491, 333-139492, 333-143467, 333-143468, 333-143469) of Genzyme Corporation of our report dated February 29, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Genzyme Corporation Annual Report, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 29, 2008 relating to Genzyme Corporation's financial statement schedule, which appears in this Form 10-K, and of our report dated February 25, 2008 relating to the financial statements of BioMarin/Genzyme LLC, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts February 29, 2008

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM